EXHIBIT 23.4



                           MORTEN BEYER AND AGNEW,INC.
                       8180 Greensboro Drive, Suite 1000
                             McLean, Virginia 22102



                                December 8, 1998


MIDWAY AIRLINES CORPORATION
300 West Morgan Street, Suite 1200
Durham, North Carolina 27701


     Re: Registration Statement on Form S-4 of Midway Airlines Corporation relating to Pass Through Certificates, Series 1998-1

Ladies and Gentleman:

     We consent to the use of our report and to the reference to our name in the text under the headings "Risk Factors - Factors Related to the Certificates and the Exchange Offer - Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals - Appraised Value," "Description of the Equipment Notes - General," and "Experts" in the above-captioned Registration Statement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.


                                Sincerely,


                                MORTEN BEYER AND AGNEW, INC.

                                By: /s/ Bryson P. Monteleone
                                    -------------------------
                                    Name: Bryson P. Monteleone
                                    Title: Manager of Operations